UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2006
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

0-19179	56-1837282
(Commission File Number)	(IRS Employer Identification No.)

1000 Progress Place NE
P.O. Box 227
Concord, North Carolina	28026-0227
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 722-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.
     On April 5, 2006, CT Communications, Inc. (“CTC”) announced that, pursuant to a previously announced purchase agreement, it has completed the sale of its rights in certain wireless broadband spectrum assets to Fixed Wireless Holdings, LLC, an affiliate of Clearwire Corporation for aggregate consideration of approximately $16 million in cash. The Company has a carrying value of approximately $15.6 million in the spectrum assets. The spectrum assets sold are in the Broadband Radio Service (BRS) band, which is commercial wireless spectrum, and the Educational Broadband Service (EBS) band, which is primarily licensed to educational institutions.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits.
     99.1      Press release of CT Communications, Inc. dated April 5, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

	By:	/s/ Ronald A. Marino

Ronald A. Marino Chief Accounting Officer

Dated: April 5, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of CT Communications, Inc. dated April 5, 2006

3